PARTICIPATION AGREEMENT

                                      Among

                     INVESCO VARIABLE INVESTMENT FUNDS, INC.

                            INVESCO FUNDS GROUP, INC.

                           INVESCO DISTRIBUTORS, INC.

                                       and

                     UNITED INVESTORS LIFE INSURANCE COMPANY

     THIS AGREEMENT, made and entered into this 8th day of July, 1998 by and among United Investors Life Insurance Company, (hereinafter the "Insurance Company), Missouri corporation, on its own behalf and on behalf of each segregated asset account of the Insurance Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), INVESCO VARIABLE INVESTMENT FUNDS, INC., a Maryland corporation (the "Company") INVESCO DISTRIBUTORS, INC ("Distributors") a Delaware corporation, and INVESCO FUNDS GROUP, INC. ("INVESCO"), a Delaware corporation.

     WHEREAS, the Company engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable annuity and life insurance contracts to be offered by insurance companies which have entered into participation agreements substantially identical to this Agreement ("Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Company is divided into several series of shares, each designated a "Fund" and representing the interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Company has obtained an order from the Securities and Exchange Commission (the "Commission"), dated December 29, 1993 (File No. 812-8590), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6e-2(b)(15) and 60(T)(b)(15) thereunder, to the extent necessary to permit shares of the Company to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (the "Mixed and Shared Funding Exemptive Order"); and

     WHEREAS, the Company is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

     WHEREAS, INVESCO is duly registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities law and as a broker dealer under the Securities Exchange Act of 1934, as amended, (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Insurance Company has registered under the 1933 Act, or will register under the 1933 Act, certain variable [annuity / life insurance] contacts identified by the form number(s) listed on Schedule B to this Agreement as amended from time to time hereafter by mutual written agreement of all the parties hereto (the "Contracts"); and

     WHEREAS, each Account is a duly organized, validly existing segregated asset account established by resolution of the board of directors of the Insurance Company on the date shown for that Account on Schedule A hereto, to set aside and invest assets attributable to the Contracts; and

     WHEREAS, the Insurance Company has registered or will register each Account as a unit investment trust under the 1940 Act and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurance Company intends to purchase shares in the Funds on behalf of the Accounts to fund the Contacts and INVESCO is authorized to sell such shares to unit investment trusts such as the Account at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, the Insurance Company, the Company and INVESCO agree as follows:

ARTICLE 1. SALE OF COMPANY SHARES

     1.1 INVESCO agrees to sell to the Insurance Company those shares of the Company which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Company or its designee of the order for the shares of the Company. For purposes of this Section 1.1, the Insurance Company shall be the designee of the Company for receipt of such orders from the Accounts and receipt by such designee shall constitute receipt by the Company; provided that the Company receives notice of such order by 8:00 am, Mountain Time, on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Company calculates its net asset value pursuant to the rules of the Commission.

     1.2 The Company agrees to make its shares available for purchase at the applicable net asset value per share by the Insurance Company and its Accounts on those days on which the Company calculates its Funds' net asset values pursuant to rules of the Commission and the Company shall use reasonable efforts to calculate its Funds' net asset values on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the board of directors of the Company (hereinafter the "Board") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of that Fund.

     1.3. The Company and INVESCO agree that shares of the Company will be sold only to Participating Insurance Companies and their separate accounts, all in accordance with Section 817(h)(4) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulation Section 1.817-5. No shares of any Fund will be sold to the general public.

     1.4. The Company and INVESCO will not sell Company shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 2.1, 3.4, 3.5 and Article VII of this Agreement is in effect to govern such sales.

     1.5. The Company agrees to redeem, on the Insurance Company's request any full or fractional shares of the Company held by the Insurance Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Company or its designee of the request for redemption. For purposes of this Section 1.5, the Insurance Company shall be the designee of the Company for receipt of requests for redemption from each Account and receipt by that designee shall constitute receipt by the Company; provided that the Company receives notice of the request for redemption by 8:00 a.m., Mountain Time, on the next following Business Day. Payment shall be in federal funds transmitted by wire, or as otherwise provided by separate agreement, on the same Business Day the Company receives notice of the redemption order from the Insurance Company, to the extent practicable, but in any event within five (5) calendar days after the date the order is placed in order to enable the Insurance Company to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.

     1.6. The Insurance Company shall pay for Company shares by 9:00 a.m., Mountain Time, on the next Business Day after an order to purchase Company shares is made in accordance with the provisions of Section 1. 1 hereof. Payment shall be in federal funds transmitted by wire. For the purpose of Sections 2.10 and 2.11, upon receipt by the Company of the federal funds so wired, such funds shall cease to be the responsibility of the Insurance Company and shall become the responsibility of the Company. Payment of aggregate redemption proceeds (aggregate redemptions of a Fund's shares by an Account) of less than $1 million for a given Business Day will be made by wiring federal funds to the Insurance Company on the next Business Day after receipt of the redemption request Payment of aggregate redemption proceeds of $1 million or more will be by wiring federal funds within seven days after receipt of the redemption request. Notwithstanding the foregoing, in the event that one or more Funds has insufficient cash on hand to pay aggregate redemptions on the next Business Day, and if such Fund has determined to settle redemption transactions for all of its shareholders on a delayed basis (more than one Business Day, but in no event more than seven calendar days, after the date on which the redemption order is received, unless otherwise permitted by an order of the Commission under Section 22(e) of the 1940 Act), the Company shall be permitted to delay sending redemption proceeds to the Insurance Company by the same number of days that the Company is delaying sending redemption proceeds to the other shareholders of the Fund. The Company anticipates making delayed-settlement redemptions, pursuant to this Paragraphs 1.6, only in circumstances where extraordinary market conditions, or the size of the redemption relative to the size of a given Fund, will work to the detriment of remaining shareholders if made immediately. INVESCO and Company agree to consult with Insurance Company, in good faith, to determine a plan for the orderly disposition of assets to meet redemption requests from contract owners prior to invoking the provision of Paragraph 1.6 relating to delayed settlement.

None of the foregoing provisions shall diminish the Company's rights under the Investment Company Act of 1940.

     1.7. Issuance and transfer of the Company's shares will be by book entry only. Stock certificates will not be issued to the Insurance Company or any Account. Shares ordered from the Company will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

     1.8. The Company shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Insurance Company of any income, dividends or capital gain distributions payable on the Funds' shares. The Insurance Company hereby elects to receive all income dividends and capital gain distributions payable on a Fund's shares in additional shares of that Fund. The Insurance Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Company shall notify the Insurance Company of the number of shares issued as payment of dividends and distributions.

     1.9. The Company shall make the net asset value per share for each Fund available to the Insurance Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make those per-share net asset values available by 4:30 p.m., Mountain Time. If the Company provides materially incorrect share net asset value information, the Company shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to the Insurance Company.

ARTICLE II. REPRESENTATIONS AND WARRANTIES

     2.1. The Insurance Company represents and warrants that the Contracts are, or will be, registered under the 1933 Act unless exempt therefrom; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with applicable state insurance suitability requirements. The Insurance Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Missouri Insurance Law and has registered, or prior to any issuance or sale of the Contracts will, to the extent required by law or regulation, register, the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     2.2. The Company represents and warrants that Company shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sale in compliance with the laws of the State of Maryland and all applicable federal and state securities laws and that the Company is and shall remain registered under the 1940 Act. The Company shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Company shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Company or INVESCO.

     2.3. The Company represents and warrants that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain that qualification (under Subchapter M or any successor or similar provision) and that it will notify the Insurance Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     2.4. Subject to Section 2.3 and Article VI hereof the Insurance Company represents and warrants that the Contracts are currently treated as annuity or life insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Company and INVESCO immediately upon having a reasonable basis for believing that the Contacts have ceased to be so treated or that they might not be so treated in the future.

     2.5. The Company currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Company undertakes to have a board of directors, a majority of whom are not interested persons of the Company, formulate and approve any plan under Rule 12b-1 to finance distribution expenses and promptly notify the Insurance Company thereof.

     2.6. The Company makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

     2.7. Distributors represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the Commission. Distributors further represents that it will sell and distribute the Company shares in accordance with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act

     2.8. The Company represents and warrants that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act

     2.9. INVESCO represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it shall perform its obligations for the Company in compliance in all material respects with the laws of the State of Colorado and any applicable state and federal securities laws.

     2.10. The Company and INVESCO represent and warrant that all of their officers, employees, investment advisers, investment sub-advisers, and other individuals or entities dealing with the money and/or securities of the Company are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Company in an amount not less than the minimum coverage required currently by Section 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. That fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.11. The Insurance Company represents and warrants that all of its officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Company are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Company, in an amount not lessthan the minimum coverage required currently for entities subject to the requirements of Rule 17g-1 of the 1940 Act or related provisions or may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Insurance Company further represents and warrants that the employees of Insurance Company, or such other persons designated by Insurance Company, listed on Schedule C have been authorized by all necessary action of Insurance Company to give directions, instructions and certifications; to the Company and INVESCO on behalf of Insurance Company. The Company and INVESCO are authorized to act and rely upon any directions, instructions and certifications received from such persons unless and until they have been notified in writing by the Insurance Company of a change in such persons, and the Company and INVESCO shall incur no liability in doing so.

     2.12. The Insurance Company represents and warrants that it will not purchase Company shares with Account assets derived from tax-qualified retirement plans except indirectly, through Contacts purchased in connection with such plans.

ARTICLE III. PROSPECTUSES AND PROXY STATEMENTS: VOTING

     3.1. INVESCO shall provide the Insurance Company (at the Insurance Company's expense) with as many copies of the Company's current prospectus as the Insurance Company may reasonably request. If requested by the Insurance Company in lieu thereof, the Company shall provide such documentation (including a final copy of the new prospectus as set in type, or on diskette, at the Company's expense) and other assistance as is reasonably necessary in order for the Insurance Company once each year (or more frequently if the prospectus for the Company is amended) to have the prospectuses for the Contracts, other funds invested in by the Account, and the Company's prospectus for the Funds offered in the Contracts printed together in one document. The expenses of such printing to be apportioned between (a) the Insurance Company and (b) the Company or its designee in proportion to the number of pages of the Contract and the Company prospectuses, taking account of other relevant factors affecting the expense of printing such as covers, columns, graphs and charts; the Company or its designee to bear the cost of printing the Company's prospectus portion of such document for distribution to owners of existing contacts funded by the Company's shares and the Insurance Company to bear the expenses of printing the portion of such document relating to the Accounts; provided however, that the Insurance Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing contacts not funded by Company shares.

     3.2. The Company's prospectus shall state that the Statement of Additional Information for the Company (the "SAI") is available from INVESCO (or in the Company's discretion, the Prospectus shall state that the SAI is available from the Company), and INVESCO (or the Company), at its expense, shall print and provide the SAI free of charge to the Insurance Company and to any owner of a Contract or prospective owner who requests the SAI.

     3.3. The Company, at its expense, shall provide the Insurance Company with copies of its proxy material, reports to stockholders and other communications to stockholders in such quantity as the Insurance Company shall reasonably require for distributing to Contract owners.

     3.4. If and to the extent required by law, the Insurance Company shall:

               (i)   solicit voting instructions from Contact owners;

               (ii) vote the Company shares in accordance with instructions received from Contract owners; and

               (iii) vote Company shares for which no instructions have been received in the same proportion as Company shares of such portfolio for which instructions have been received:

so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Insurance Company reserves the right to vote Company shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Company calculates voting privileges in a manner consistent with the standards set forth on Schedule D attached hereto and incorporated herein by this reference, which standards will also be provided to the other Participating Insurance Companies. The Insurance Company shall fulfill its obligations under, and abide by the terms and conditions of, the Mixed and Shared Funding Exemptive Order.

     3.5. The Company will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Company will either provide for annual meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Company currently intends, comply with Section 16(c) of the 1940 Act (although the Company is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Company will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV. SALES MATERIAL AND INFORMATION

     4.1. The Insurance Company shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company, a sub-adviser of one of the Funds, or INVESCO is named, at least fifteen calendar days prior to its use. No such material shall be used if the Company or its designee objects to such use within ten calendar days after receipt of such material.

     4.2. The Insurance Company shall riot give any information or make any representations or statements on behalf of the Company or concerning the Company in connection with the sale of the Contacts other than the information or representations contained in the registration statement or prospectus for the Company's shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Company, or in sales literature or other promotional material approved by the Company or its designee or by INVESCO, except with the permission of the Company or INVESCO.

     4.3. The Company, INVESCO, or its designee shall furnish, or shall cause to be furnished, to the Insurance Company or its designee, each piece of sales literature or other promotional material in which the Insurance Company and/or its separate account(s), is named at least fifteen calendar days prior to its use. No such material shall be used if the Insurance Company or its designee object to such use within ten calendar days after receipt of that material.

     4.4. The Company and INVESCO shall not give any information or make any representations on behalf of the Insurance Company or concerning the Insurance Company, the Account or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as that registration statement and prospectus may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Insurance Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Insurance Company or its designee, except with the permission of the Insurance Company.

     4.5. The Company will provide to the Insurance Company at least one complete copy of each registration statement prospectus, statement of additional information, report, proxy statement, piece of sales literature or other promotional material, application for exemption, request for no-action letter, and any amendment to any of the above, that relate to the Company or its shares, contemporaneously with the filing of the document with the Commission, the NASD, or other regulatory authorities.

     4.6. The Insurance Company will provide to the Company at least one complete copy of each registration statement, prospectus, statement of additional information, report, solicitation for voting instructions, piece of sales literature and other promotional material, which relates to the Company, INVESCO, or Distributors, application for exemption, request for no action letter, and any amendment to any of the above, that relates to the Contracts or the Account, contemporaneously with the filing of the document with the Commission, the NASD, or other regulatory authorities.

     4.7. For purposes of this Agreement the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements, newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

     4.8. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested. Company agrees that Insurance Company shall have the right to inspect, audit and copy all records pertaining to the performance of services under this Agreement pursuant to the requirements of the California Insurance Department. However, Company and INVESCO shall own and control all of their respective records pertaining to their performance of the services under this Agreement

ARTICLE V. FEES AND EXPENSES

     5.1. INVESCO shall pay a fee to the Insurance Company for services provided by Insurance Company under this agreement, at the rate designated in Schedule E attached hereto. No such payments shall be made directly by the Company. This fee shall be paid to the Insurance Company for as long as the Account(s) own shares of the Company.

     5.2. All expenses incident to performance by the Company under this Agreement shall be paid by the Company. The Company shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Company or INVESCO, in accordance with applicable state laws prior to their sale. The Company shall bear the expenses for the cost of registration and qualification of the Company's shares, preparation and filing of the Company's prospectus, SAI, registration statement, and amendments and supplements thereto, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Company's shares.

     5.3. The Insurance Company shall bear the expenses of printing and distributing to Contract owners the Contract prospectuses and of distributing to Contract owners the Company's prospectus, and reports.

ARTICLE VI. DIVERSIFICATION

     6.1. The Company  will, at the end of each  calendar  quarter,  comply with
Section 817(h) of the Code and Treasury Regulation 1.817-5 relating to the diversification requirements for variable annuity, endowment, modified endowment or life insurance contracts and any amendments or other modifications to that Section or Regulation. The Company will notify the Insurance Company immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this Section 6.1, the Company will take all reasonable steps to adequately diversify so as to achieve compliance within the grace period afforded by
Section 1.817-5 of the regulations under the Code.

ARTICLE  VII. POTENTIAL CONFLICT

     7.1. The Board will monitor the Company for the existence of any material irreconcilable conflict between the interests of the variable contract owners of all separate accounts investing in the Company. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority, (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter; or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of variable contract owners. The Board shall promptly inform the Insurance Company if it determines that an irreconcilable material conflict exists and the implications thereof. The Board shall have sole authority to determine whether an irreconcilable material conflict exists and such determination shall be binding upon the Insurance Company.

     7.2 The Insurance Company will report promptly any potential or existing conflicts of which ft is aware to the Board. The Insurance Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Insurance Company to inform the Board whenever Contract owner voting instructions are to be disregarded. Such responsibilities shall be carried out by Insurance Company with a view only to the interests of the Contract owners.

     7.3. If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of the Company, INVESCO, or any sub-adviser to any of the Funds (the "Independent Directors"), that a material irreconcilable conflict exists, the Insurance Company and/or other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Company or any Fund and reinvesting those assets in a different investment medium, including (but not limited to) another Fund of the Company, or submitting the question whether such segregation should be implemented to a vote of all affected variable contract owners and, as appropriate, segregating the assets of any appropriate group (e.g., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected variable contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account and obtaining approval thereof by the Commission.

     7.4. If a material irreconcilable conflict arises because of a decision by the Insurance Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Insurance Company may be required, at the Company's election, to withdraw the affected Account's investment in the Company and terminate this Agreement with respect to that Account, provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Company gives written notice that this provision is being implemented, and until the end of that six month period INVESCO and the Company shall continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Company.

     7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Insurance Company conflicts with the majority of other state regulators, then the Insurance Company will withdraw the affected Account's investment in the Company and terminate this Agreement with respect to that Account within six months after the Board informs the Insurance Company in writing that it has determined that the state insurance regulator's decision has created an irreconcilable material conflict provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Until the end of the foregoing six month period, INVESCO and the Company shall continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Company.

     7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the Independent Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contacts. The Insurance Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Insurance Company will withdraw the Account's investment in the Company and terminate this Agreement within six (6) months after the Board informs the Insurance Company in writing of the foregoing determination, provided, however, that the withdrawal and termination shall be limited to the extent required by the material irreconcilable conflict as determined by a majority of the Independent Directors.

     7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Company and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 arid 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent those rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to those Sections are contained in the Rule(s) as so amended or adopted.

ARTICLE VIll. INDEMNIFICATION

     8.1. INDEMNIFICATION BY THE INSURANCE COMPANY

     8.1 (a). The Insurance Company agrees to indemnify and hold harmless the Company and each director of the Board and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurance Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Company's shares or the Contracts and:

              (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Insurance Company by or on behalf of the Company for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or shares of the Company;

              (ii) arise out of or as a result of  statements or representations
              (other than statements  or   representations   contained  in  the
              registration   statement, prospectus  or sales literature  of the
              Company not supplied by the Insurance Company, or persons under its control) or wrongful conduct of the Insurance Company or persons under its control, with respect to the sale or distribution of the Contracts or Company shares; or

              (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement prospectus, or sales literature of the Company or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Insurance Company; or

              (iv) arise as a result of any failure by the Insurance Company to provide the services and furnish the materials under the term of this Agreement; or

              (v) arise out of or result from any material breach of any representation and/or warranty made by the Insurance Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurance Company, as limited by and in accordance with the provisions of Sections 8.1 (b) and
8.1 (c) hereof.

     8.1 (b). The Insurance Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from that Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of that Indemnified Party's duties or by reason of that Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Company, whichever is applicable.

     8.1 (c). The Insurance Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless that Indemnified Party shall have notified the Insurance Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon that Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Insurance Company of its obligations hereunder except to the extent that the Insurance Company has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Insurance Company of any such claim shall not relieve the Insurance Company from any liability which it may have to the Indemnified Party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Insurance Company shall be entitled to participate, at its own expense, in the defense of the action. The Insurance Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Insurance Company, the Insurance Company shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall the Insurance Company be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Insurance Company to the Indemnified Party of the Insurance Company's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it; and the Insurance Company will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by the party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.1 (d). The Indemnified Parties will promptly notify the Insurance Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Company's shares or the Contracts or the operation of the Company.

     8.2. INDEMNIFICATION BY INVESCO

     8.2(a). INVESCO agrees to indemnify and hold harmless the Insurance Company and each of its directors and officers and each person, if any, who controls the Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of INVESCO) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Company's shares or the Contracts and:

              (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Company (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if the statement or omission or alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to INVESCO or the Company by or on behalf of the Insurance Company for use in the registration statement or prospectus for the Company or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Company shares; or

              (ii) arise out of or as a result of statements or representations
              (other than statements  or   representations   contained  in  the
              registration   statement, prospectus  or sales  literature for the
              Contracts not supplied by INVESCO or persons under its control) or wrongful conduct of the Company, INVESCO or persons under their control, with respect to the sale or distribution of the Contacts or shares of the Company; or

              (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement; prospectus, or sales literature covering the Contacts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Insurance Company by or on behalf of the Company; or

              (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the term of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

              (v) arise out of or result from any material breach of any representation and/or warranty made by the Company, Distributors, or INVESCO in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, distributors, or INVESCO, including a failure to comply with
              Section 2.3 and Article VI of this Agreement as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

     8.2(b) INVESCO shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from the Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Insurance Company or the Account, whichever is applicable.

     8.2(c) INVESCO shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified INVESCO in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve INVESCO of its obligations hereunder except to the extent that INVESCO has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify INVESCO of any such claim shall not relieve INVESCO from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, INVESCO will be entitled to participate, at its own expense, in the defense thereof. INVESCO also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; PROVIDED, HOWEVER, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to INVESCO, INVESCO shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall INVESCO be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from INVESCO to the Indemnified Party of INVESCO's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and INVESCO will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.2(d) The Insurance Company agrees to notify INVESCO promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

     8.3 INDEMNIFICATION BY THE COMPANY

     8.3(a). The Company agrees to indemnify and hold harmless the Insurance Company, and each of its directors and officers and each person, if any, who controls the Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as those losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements; result from the gross negligence, bad faith, willful misconduct or reckless disregard of duty of the Board or any member thereof, are related to the operations of the Company and:

              (i) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

              (ii) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by, and in accordance with the provisions of, Sections 8.3(b) and 8.3(c) hereof.

     8.3(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from the Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations and duties under this Agreement.

     8.3(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the forgoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations hereunder except to the extent that the Company has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company will be entitled to participate, at its own expense, in the defense thereof. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Company, the Company shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall the Company be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Company to the Indemnified Party of the Company's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it; and the Company will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.3(d). The Insurance Company and INVESCO agree promptly to notify the Company of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement the issuance or sale of the Contracts, the operation of the Account or the sale or acquisition of shares of the Company.

ARTICLE IX. APPLICABLE LAW

     9.1. This Agreement shall be construed and provisions hereof interpreted under and in accordance with the laws of the State of Colorado.

     9.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 acts, and the rules and regulations and rulings thereunder, including any exemptions from those statutes, rules and regulations the Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. TERMINATION

     10.1. This Agreement shall terminate:

               (a) at the option of any party upon six (6) months advance written notice to the other parties; or

               (b) at the option of the Insurance Company to the extent that shares of Funds are not reasonably available to meet the requirements of the Contracts as determined by the Insurance Company, provided however, that such a termination shall apply only to the Fund(s) not reasonably available. Prompt written notice of the election to terminate for such cause shall be furnished by the Insurance Company; or

               (c) at the option of the Company in the event that formal administrative proceedings are instituted against the Insurance Company by the NASD, the Commission, an insurance commissioner or any other regulatory body regarding the Insurance Company's duties under this Agreement or related to the sale of the Contacts, the operation of any Account or the purchase of the Company's shares, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Insurance Company to perform its obligations under this Agreement; or

               (d) at the option of the Insurance Company in the event that formal administrative proceedings are instituted against the Company, distributors, or INVESCO by the NASD, the Commission, or any state securities or insurance department or any other regulatory body, provided, however, that the Insurance Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company or INVESCO to perform its obligations under this Agreement; or

               (e) with respect to any Account upon requisite vote of the Contract owners having an interest in that Account (or any subaccount) to substitute the shares of another investment company for the corresponding Fund shares in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media. The Insurance Company will give at least 30 days' prior written notice to the Company of the date of any proposed vote to replace the Company's shares; or

               (f) at the option of the Insurance Company, in the event any of the Company's shares are riot registered, issued or sold in accordance with applicable state and/or federal law or exemptions therefrom, or such law precludes the use of those shares as the underlying investment media of the Contracts issued or to be issued by the Insurance Company; or

               (g) at the option of the Insurance Company, if the Company ceases to qualify as a regulated investment company under Subchapter M of the Code or under any successor or similar provision, or if the Insurance Company reasonably believes that the Company may fail to so qualify; or

               (h) at the option of the Insurance Company, if the Company fails to meet the diversification requirements specified in Article VI hereof; or

               (i) at the option of either the Company or INVESCO, if (1) the Company or INVESCO, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that the Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of either the Company or INVESCO, (2) the Company or INVESCO shall notify the Insurance Company in writing of that determination and its intent to terminate this Agreement and (3) after considering the actions taken by the Insurance Company and any other changes in circumstances since the giving of such a notice, the determination of the Company or INVESCO shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

               (j) at the option of the Insurance Company, if (1) the Insurance Company shall determine, in its sole judgment reasonably exercised in good faith, that either the Company, Distributors, or INVESCO has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Insurance Company, (2) the Insurance Company shall notify the Company, Distributors, and INVESCO in writing of the determination and its intent to terminate the Agreement, and (3) after considering the actions taken by the Company, Distributors, and/or INVESCO and any other changes in circumstances since the giving of such a notice, the determination shall continue to apply on the sixtieth (60th) day following the giving of the notice, which sixtieth day shall be the effective date of termination; or

               (k) Upon notice of material breach of the Agreement by a party.

     10.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for no reason.

     10.3 NOTICE REQUIREMENT. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

               (a) in the event that any termination is based upon the provisions of Article VIl, or the provisions of Section
               10.1 (a),  10.1 (i), 10. 1(j), or 10.1(k) of this  Agreement the prior written notice shall be given in advance of the effective date of termination as required by those provisions; and

               (b) in the event that any termination is based upon the provisions of Section 10.1(c) or 10.1(d) of this Agreement, the prior written notice shall be given at least ninety (90) days before the effective date of termination.

     10.4. EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement, the Company and INVESCO shall at the option of the Insurance Company, continue to make available additional shares of the Company pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement ("Existing Contacts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Company, redeem investments in the Company and/or invest in the Company upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.4 shall not apply to any terminations under Article VII and the effect of Article VII terminations shall be governed by Article VII of this Agreement.

     10.5. The Insurance Company shall not redeem Company shares attributable to the Contracts (as opposed to Company shares attributable to the Insurance
Company's assets held in the Account) except (i) as necessary to implement Contract-owner-initiated transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (a "Legally Required Redemption"), or, (iii) pursuant to a substitute funding order issued by the United States Securities and Exchange Commission ("SEC"), in which case Insurance Company will provide Company with notice of its intent to file an application for a substitute funding order contemporaneously with the filing of such application with the SEC. Upon request, the Insurance Company will promptly furnish to the Company and INVESCO the opinion of counsel for the Insurance Company (which counsel shall be reasonably satisfactory to the Company and INVESCO) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption.

ARTICLE XI. NOTICES.

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of that other party set forth below or at such other address as the other party may from time to time specify in writing.

     If to the Company:
     P.O. Box 173706
     Denver, Colorado 80217-3706
     Attention: General Counsel

     If to the Insurance Company:
     United Investors Life Insurance Company
     2001 Third Avenue South
     Birmingham Alabama 35233
     Attn: James L. Sedgewick President

     If to INVESCO:
     P.O. Box 173706
     Denver, Colorado 80217-3706
     Attention: General Counsel

ARTICLE XII. MISCELLANEOUS

     12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contacts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party unless and until that information may come into the public domain.

     12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and shall permit each other and those authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     12.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.7. No party may assign this Agreement without the prior written consent of the others.

     12.8. Article VIII and Sections 12.1 and 12.5 shall survive termination of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.


                                   Insurance Company:

                                   UNITED INVESTORS LIFE INSURANCE COMPANY
                                   By its authorized officer,



                                   By: \s\ James L. Sedgwick
                                   -------------------------
                                          Title: President

                                          Date: 7/7/98

                                   Company:

                                   INVESCO VARIABLE INVESTMENT FUNDS, INC.
                                   By its authorized officer,



                                   By: \s\ Ronald L. Grooms
                                   ------------------------
                                          Title: Treasurer

                                          Date: July 8, 1998

                                   INVESCO:

                                   INVESCO FUNDS GROUP, INC.
                                   By its authorized officer,



                                   By: \s\ Ronald L. Grooms
                                   ------------------------
                                          Senior Vice President

                                          Date: July 8, 1998

                                   DISTRIBUTORS:

                                   INVESCO DISTRIBUTORS, INC.
                                   By its authorized officer,



                                   By: \s\ Ronald L. Grooms
                                   ------------------------

                                          Title: Senior Vice President

                                          Date: July 8, 1998

                                   SCHEDULE A
                                    ACCOUNTS

Name of Account                           Date of Resolution of Insurance
                                          Company's Board which Established the
                                          Account

RetireMap Variable Account                September 20, 1996

                                   SCHEDULE B
                                    CONTRACTS

1. Contract Form V96
                 ---

                                   SCHEDULE C
       PERSONS AUTHORIZED TO GIVE INSTRUCTIONS TO THE COMPANY AND INVESCO

NAME                                      ADDRESS AND PHONE NUMBER
(1)   Bob Boyles                          301 West 11th Street, Kansas City, MO  64105
      Print or Type Name
      \s\ Bob Boyles
      Signature                           Phone: 816-435-1962

(2)   Julia Seward                        301 West 11th Street, Kansas City, MO  64105
      Print or Type Name
      \s\ Julia Seward
      Signature                           Phone: 816-435-6164

(3)   Patricia Johnston                   301 West 11th Street, Kansas City, MO  64105
      Print or Type Name
      \s\ Patricia Johnston
      Signature                           Phone: 816-435-6163

(4)   Greg Fisch                          301 West 11th Street, Kansas City, MO  64105
      Print or Type Name
      \s\ Greg Fisch
      Signature                           Phone: 816-435-6118

(5)   Paula McCormick                     301 West 11th Street, Kansas City, MO  64105
      Print or Type Name
      \s\ Paula McCormick
      Signature                           Phone: 816-435-1955

(6)   Madharan Fivakumar                  301 West 11th Street, Kansas City, MO  64105
      Print or Type Name
      \s\ Madadharan Fivakumar
      Signature                           Phone: 816-435-7295


                                   SCHEDULE D
                             PROXY VOTING PROCEDURE

The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Company by INVESCO, the Company and the Insurance Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Insurance Company" shall also include the department or third party assigned by the Insurance Company to perform the steps delineated below.

1. The number of proxy proposals is given to the Insurance Company by INVESCO as early as possible before the date set by the Company for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time INVESCO will inform the Insurance Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the insurance Company will perform a "tape run",or other activity, which will generate the names, addresses and number of units which are attributed to each contractowner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts of the Record Date.

   Note: The number of proxy statements is determined by the activities described in Step #2. The Insurance Company will use its best efforts to call in the number of Customers to INVESCO, as soon as possible, but no later than one week after the Record Date.

3. The text and format for the Voting Instruction Cards("Cards" or "Card") is provided to the Insurance Company by the Company. The Insurance Company, at its expense, shall produce and personalize the Voting Instruction cards. The Legal Department of INVESCO ("INVESCO Legal") must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

      a. name (legal name as found on account registration)
      b. address
      c. Fund or account number
      d. coding to state  number  of  units
      e. individual Card number for use in tracking and verification of votes (already on Cards as printed by the Company).
(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

4. During this time, INVESCO Legal will develop, produce, and the Company will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Insurance Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Insurance Company). Contents of envelope sent to customers by Insurance Company will include:

      a. Voting Instruction Card(s)
      b. One proxy notice and statement (one document)
      c. Return envelope (postage pre-paid by Insurance Company) addressed to the Insurance Company or its tabulation agent
      d. "Urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Company.)
      e. Cover letter - optional, supplied by Insurance Company and reviewed and approved in advance by INVESCO Legal.

5. The above contents should be received by the Insurance Company approximately 3-5 business days before mail date. Individual in charge at Insurance Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to INVESCO Legal.

6. Package mailed by the Insurance Company.
   * The Company MUST allow at least a 15-day solicitation time to the Insurance Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but NOT including) the meeting, counting backwards.

7. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

   Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure.

8. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to the Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Such mutilated or illegible Cards are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

9. There are various control procedures used to ensure proper tabulation of votes and accuracy of the tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

10.The actual tabulation of votes is done in units which are then converted to shares. (It is very important that the Company receives the tabulations stated in terms of a percentage and the number of SHARES.) INVESCO Legal must review and approve tabulation format.

11.Final tabulation in shares is verbally given by the Insurance Company to INVESCO Legal on the morning of the meeting not later than 10:00 am. Denver time. INVESCO Legal may request an earlier deadline if required to calculate the vote in time for the meeting.

12.A Certificate of Mailing and Authorization to Vote Shares will be required from the Insurance Company as well as an original copy of the final vote. INVESCO Legal will provided a standard form for each Certification.

13.The Insurance Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, INVESCO Legal will be permitted reasonable access to such Cards.

14.All approvals and "signing-of" may be done orally, but must always be followed up in writing.

                                   Schedule E
                                 REVENUE SHARING

Annual rate of 0.25% of the average of aggregate net asset value of outstanding shares of the Companies held by contract holders and purchased through Insurance Company pursuant to this Agreement. The average of aggregate net assets will be measured on each business day during each calendar quarter, the applicable portion of which is payable within 10 business days following end of each calendar quarter, PROVIDED that no payments shall be made in an amount less than $25.00.